                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           --------------------------


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

      Date of Report: (Date of earliest event reported):  December 28, 2003
                                                         (December 26, 2003)


                              I-SECTOR CORPORATION
             (Exact name of registrant as specified in its charter)



        DELAWARE                                0-21479        76-0515249
(State of Incorporation)       (Commission File Number)       (IRS Employer
                                                            Identification No.)


                             6401 SOUTHWEST FREEWAY
                              HOUSTON, TEXAS 77074
              (Address of Registrant's principal executive offices)


                                 (713) 795-2000
              (Registrant's telephone number, including area code)


                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

The following press release was released on December 26, 2003:

I-SECTOR TO BEGIN TRADING ON THE AMERICAN STOCK EXCHANGE

HOUSTON--(BUSINESS WIRE)--Dec. 26, 2003--I-Sector Corporation (Nasdaq: ISEC - news), announced today announced that its common stock has been approved for listing on the American Stock Exchange, provided that the Company is in compliance with all applicable listing standards on the date it begins trading on the American Stock Exchange. The last trading day for I-Sector's common stock on the Nasdaq Small Cap Market will be today, December 26, 2003. It is anticipated that the company's common stock will begin trading on the American Stock Exchange under the symbol "ISR" on Monday, December 29, 2003.


SAFE HARBOR STATEMENT

The statements contained in this document that are not statements of historical fact, including the statements regarding when the company's common stock is expected to stop trading on the Nasdaq Small Cap market and begin trading on the American Stock Exchange, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors including, particularly, unforeseen events that might possibly delay, or prevent, the trading of the company's stock on the American Stock Exchange.

ABOUT I-SECTOR CORPORATION

I-Sector Corporation, headquartered in Houston, Texas, owns and operates companies that are primarily engaged in the area of information technology. Additional information about I-Sector is available on the Internet at www.I-Sector.com.

Company Contact:
---------------
James H. Long
Chief Executive Officer
(713) 795-2000

Investor Relations Contact:
--------------------------
PR Financial Marketing LLC.
Jim Blackman, President
(713) 256-0369
jimblackman@prfinancialmarketing.com

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SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2003

                                        I-SECTOR CORPORATION


                                        By: /s/ JAMES H. LONG
                                            -----------------------------------
                                           James H. Long
                                           Chief Executive Officer,
                                           Chief Financial Officer,
                                           President and Chairman of the Board